Exhibit 8.1

Registrant's Subsidiaries	Jurisdiction of Organization

Alcinoe Shipping Limited	Republic of Cyprus
Allendale Investments S.A.	Republic of Panama
Alterwall Business Inc.	Republic of Panama
Diana Trading Ltd.	Republic of the Marshall Islands
Eleni Shipping Limited	Republic of Liberia
Emmentaly Business Inc.	Republic of Panama
Eternity Shipping Company	Republic of the Marshall Islands
Gregos Shipping Limited	Republic of the Marshall Islands
Manolis Shipping Limited	Republic of the Marshall Islands
Noumea Shipping Ltd.	Republic of the Marshall Islands
Oceanopera Shipping Limited	Republic of Cyprus
Pantelis Shipping Limited	Republic of Malta
Pilory Associates Corp.	Republic of Panama
Prospero Maritime Inc.	Republic of the Marshall Islands
Saf-Concord Shipping Ltd.	Republic of Liberia
Salina Shipholding Corp.	Republic of the Marshall Islands
Tiger Navigation Corp.	Republic of the Marshall Islands
Trust Navigation Corp.	Republic of Liberia
Xenia International Corp.	Republic of the Marshall Islands
Xingang Shipping Ltd.	Republic of Liberia